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                                                                   EXHIBIT 10.36



                               January 17, 1997



Congress Financial Corporation (Northwest)
101 S.W. Main Street, Suite 725
Portland, OR 97204

          Re:  Seventeenth Amendment to Accounts Financing Agreement
               -----------------------------------------------------

Ladies and Gentlemen:

          This Seventeenth Amendment to Accounts Financing Agreement (this "Amendment") is made for the purpose of amending the Accounts Financing Agreement [Security Agreement] which we entered into on or about December 20, 1990, as it has been previously amended (the "Accounts Financing Agreement").

          For valuable consideration, receipt and sufficiency of which are acknowledged, we agree as follows:

          1. Section 2.7 is revised in its entirety as follows:

                     "2.7    In addition to amounts otherwise available
               under the formulas described above, but subject to the Maximum Credit limit, you will temporarily allow us an overadvance of up
               to $1,500,000 (the "Overadvance Limit").   All overadvance
               amounts shall bear interest at the rate prescribed in Section 3 hereof. The Overadvance Limit will be automatically reduced by the sum of $17,858 per month, beginning March 1, 1997 and continuing on the first day of each month thereafter, and any overadvance amounts in excess of such reduced Overadvance Limit must be immediately repaid. The Overadvance limit will be automatically reduced to zero dollars, and any remaining balance of the overadvance must be repaid upon the earlier of (i) March 1, 2002, (ii) the sale or disposition of our real property in Lynnwood, Washington more fully described in Exhibit C hereto (the "Lynnwood Property"), or (iii) expiration or termination of the Accounts Financing Agreement.

          2. We agree to enter into a modification of the Trust Deed with respect to the Lynnwood Property to appropriately reflect this Amendment. We also agree to provide to you, at our expense, additional title insurance in the sum of $500,000 from an insurer acceptable to you insuring your Trust Deed as a first lien on the Lynnwood Property.

          3. For the accommodation described in this Amendment, we agree to pay you a fee in the sum of $7,500.

          4. To induce you to accept this Amendment, we make the following representations, warranties, and covenants:

               (a) Each and every recital, representation, and warranty contained in this Amendment, the Accounts Financing Agreement, and the Deed of Trust is correct as of the date of this Amendment.
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Congress Financial Corporation (Northwest)
January 17, 1997
Page 2


               (b) No event has occurred or is continuing which constitutes or, with the giving of notice, the passage of time, or both, would constitute, an Event of Default under the Accounts Financing Agreement.

          5. We shall pay all expenses, including attorney fees, which you incur in connection with the preparation and implementation of this Amendment and any related documents.

          6. Except as specifically provided above, the Accounts Financing Agreement remains fully valid, binding, and enforceable according to its terms.

          7. We waive and discharge any and all defenses, claims, counterclaims, and offsets which we may have against you and which have arisen or accrued up to the date of this Amendment. We acknowledge that you and your employees, agents and attorneys have made no representations or promises to us except as specifically reflected in this Amendment and in the written agreements which have been previously executed. In this connection, we specifically waive the provisions of California Civil Code (S) 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                                 Very truly yours,

                                 CARVER CORPORATION


                                 By /s/ Debra L. Griffith
                                 Its Vice President Finance
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Congress Financial Corporation (Northwest)
January 17, 1997
Page



          The undersigned guarantor acknowledges that Congress Financial Corporation (Northwest) ("Congress") has no obligation to provide it with notice of, or to obtain its consent to, the terms of this Amendment. The undersigned guarantor nevertheless hereby (i) acknowledges and agrees to the terms and conditions of this Amendment; (ii) acknowledges that its guaranty remains fully valid, binding and enforceable; and (iii) waives any and all defenses, claims, counterclaims and offsets against Congress which may have accrued to date. In connection with these waivers, the undersigned guarantor specifically waives the provisions of California Civil Code (S) 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                                 USS CORPORATION, dba US Sound


                                 By /s/ John P. World

                                 Its Secretary

ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION (NORTHWEST)


By /s/ Drew C. Stawin

Its Vice President